                                                                Exhibit 10.1


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                        MASTER INTERCOMPANY AGREEMENT



                                   between



                            HARTFORD LIFE, INC.,

                          ITT HARTFORD GROUP, INC.

                   and, with respect to certain Sections,

                       HARTFORD FIRE INSURANCE COMPANY





                        Dated as of [        ], 1997



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

                              TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
                                                            ARTICLE I

                                                           Definitions
SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.  Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                                            ARTICLE II

                                               Payment of Transaction Costs . . . . . . . . . . . . . . . . . . . . .  13


                                                           ARTICLE III

                                                             Services

SECTION 3.01.  Services.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.02   Expansion, Reduction or Termination
                  of Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.03.  Payment of Expenses by
                  The Hartford  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.04.  Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.05.  Real Property; Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.06.  Further Assurances; No Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.07.  Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                                                            ARTICLE IV

                                             Approval of Corporate Activities . . . . . . . . . . . . . . . . . . . .  18

                                                            ARTICLE V

                                                   Registration Rights

SECTION 5.01.  Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 5.02.  Piggyback Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 5.03.  Hold Back Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.04.  Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.05.  Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.06.  Underwriting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.07.  Transfer of Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

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                                                                              ii



                                                        ARTICLE VI

                                     Trade Name and Trademark License and Sublicense
SECTION 6.01.  Hartford Trade Name and Trademark
                 License  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 6.02.  ITT Trade Name and Trademark
                 Sublicense   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


                                                           ARTICLE VII

                                                           Information

SECTION 7.01.  Provision of Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.02.  Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.03.  Reimbursement; Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.04.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40


                                                           ARTICLE VIII

                                           Assumption and Satisfaction of Liabilities;

                                     Rights and Assets Relating to Shared Liabilities . . . . . . . . . . . . . . . .  41


                                                            ARTICLE IX

                                                         Indemnification

SECTION 9.01.  General Cross Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 9.02.  Registration Statement
                 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 9.03.  Limitations on Indemnification
                 Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 9.04.  Procedures for Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 9.05.  Indemnification Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.06.  Other Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48




                                                            ARTICLE X

                                                       Tax Indemnification

SECTION 10.01.  ITT Spin-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.02.  Intercompany Transfers of Property and
                  Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.03.  Special Procedures Regarding
                  Tax Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

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                                                                             iii



                                                            ARTICLE XI

                                                         Acknowledgments

SECTION 11.01.  ITT Spin-Off Distribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.02.  Intercompany Distribution Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51


                                                           ARTICLE XII

                                                        Term of Agreement

SECTION 12.01.  Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 12.02.  Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 12.03.  Survival of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53


                                                           ARTICLE XIII

                                                          Miscellaneous

SECTION 13.01.  Complete Agreement; Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 13.02.  Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 13.03.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 13.04.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 13.05.  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 13.06.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 13.07.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 13.08.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.09.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.10.  Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.11.  Attorney Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.12.  Title and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.13.  Schedules and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 13.14.  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 13.15.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 13.16.  Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 13.17.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                             SCHEDULES AND EXHIBITS


Schedule 1.01(a)               HLI Business
Schedule 1.01(b)               HLI Employees
Schedule 1.01(c)               Leased Properties
Schedule 1.01(d)               Owned Properties
Schedule 1.01(e)               Shared Liability
Schedule 1.01(f)               The Hartford Business
Schedule 1.01(g)               The Hartford Employees
Schedule 3.01(a)               Hartford Services
Schedule 3.01(b)               HLI Services
Schedule 3.01(c)               Hartford Benefit Plans
Schedule 3.01(d)               Other Hartford Benefit Plans
Schedule 3.01(e)               HLI Benefit Plans
Schedule 6.01(b)               Hartford Stag Logo

Exhibit 1.01                   Letter dated [     ], 1997, from ITT Hartford Group, Inc. to Hartford Life, Inc.
Exhibit 6.01(e)(1)             Form of Hartford Sublicense Agreement
Exhibit 6.01(e)(2)             Form of Hartford Sublicensee Acknowledgment and Agreement
Exhibit 6.01(e)(3)             Form of General Relations Agreement
Exhibit 6.02(a)                Trade Name and Service Mark License
                                  Agreement
Exhibit 6.02(b)(1)             Form of ITT Sublicense Agreement
Exhibit 6.02(b)(2)             Form of ITT Sublicense Acknowledgment and Agreement
Exhibit 6.02(d)                Form of ITT Sublicense Indemnification


                                  MASTER INTERCOMPANY AGREEMENT dated as of [ ],
                          1997, by and between HARTFORD LIFE, INC., a Delaware corporation ("HLI"), ITT HARTFORD GROUP, INC., a Delaware corporation ("The Hartford") and, with respect to Articles VI and XII, HARTFORD FIRE INSURANCE COMPANY, a Connecticut corporation ("Hartford Fire").


                 WHEREAS The Hartford formed HLI in December 1996 to hold certain of the subsidiaries of Hartford Accident & Indemnity Company, a Connecticut company;

                 WHEREAS the Board of Directors of The Hartford has determined that it is appropriate and desirable for HLI to issue shares of its Class A Common Stock, par value $.01 per share, to the public in an initial public offering in the United States and a concurrent international offering (collectively, the "Equity Offerings"); and

                 WHEREAS each of the parties hereto has determined that it is necessary and desirable to set forth certain agreements that will govern the relationship of the parties hereto following the Equity Offerings;


                 NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                  ARTICLE I

                                 Definitions

                 SECTION 1.01. Definitions. Whenever used in this Agreement, the following terms shall have the following meanings, and the definition of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such terms:

                 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                 "Ancillary Agreement" shall mean any of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including without limitation, the Investment Management Agreements, the Tax Sharing Agreement, the Simsbury Sublease Agreement, any Hartford Sublicense and any ITT Sublicense, as well as the ITT Agreement.

                 "Benefit Plans" shall have the meaning specified in Section
3.01.

                 "Business Day" shall mean any day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

                 "Class A Common Stock" shall mean the class A common stock, par value $.0l per share, of HLI.

                 "Class B Common Stock" shall mean the class B common stock, par value $.0l per share, of HLI.

                 "Closing Time" shall mean 12:00 p.m., New York City time, on the Effective Date.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the United States Treasury regulations promulgated thereunder, including any successor legislation.

                 "Commission" shall mean the Securities and Exchange
Commission.

                 "Common Stock" shall mean collectively, the Class A Common Stock and Class B Common Stock and any other class or series of common stock of HLI hereafter created.

                 "Delay Period" shall have the meaning specified in Section 5.01(d).

                 "Demand Notice" shall have the meaning specified in Section 5.01(a).

                 "Demand Registration" shall have the meaning specified in
Section 5.01(b).

                 "Distribution Agreement" shall mean the Distribution Agreement dated as of November 1, 1995, between ITT Corporation, ITT Destinations, Inc. and The Hartford.

                 "Effective Date" shall mean the date on which the Initial Public Offering is consummated.

                 "Effectiveness Period" shall have the meaning specified in
Section 5.01(d).

                 "Exchange Act"   shall mean the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                 "Form S-1" shall mean the Registration Statement of HLI on Form S-1 (No. 333-21459) relating to the registration of shares of Class A Common Stock under the Securities Act, as the same may be amended or supplemented from time to time.

                 "General Relations Agreement" shall have the meaning specified in Section 6.01(e).

                 "Governmental Agencies" shall have the meaning specified in
Section 6.01(s).

                 "Hartford Information" shall mean the information furnished to HLI by or on behalf of The Hartford specifically for inclusion in the Prospectus which forms a part of the Form S-1 in connection with the Initial Public Offering, as specified in the letter attached hereto as Exhibit 1.01.

                 "Hartford License" shall mean the meaning specified in
Section 6.01(d).

                 "Hartford Licensed Marks" shall have the meaning specified in
Section 6.01(b).

                 "Hartford Name" shall have the meaning specified in Section 6.01(a).

                 "Hartford Services" shall have the meaning specified in
Section 3.01.

                 "Hartford Sublicense" shall have the meaning specified in
Section 6.01(e).

                 "Hartford Sublicensee" shall have the meaning specified in
Section 6.01(e).

                 "Hartford Sublicensee Acknowledgment and Agreement" shall have the meaning specified in Section 6.01(e).

                 "HLI Affiliated Group" shall mean, collectively, HLI and all its direct or indirect Subsidiaries now or hereafter existing.

                 "HLI Benefit Plans" shall have the meaning specified in
Section 3.01.

                 "HLI Business" shall mean the businesses of (i) those entities listed on Schedule 1.01(a) and (ii) any other division, Subsidiary or enterprise of the HLI Affiliated Group managed or operated as of the date of this Agreement or any prior time by any such entity unless such other division, Subsidiary or enterprise is listed on Schedule 1.01(e) or 1.01(f) and (iii) entities acquired or established by or for the HLI Affiliated Group after the date of this Agreement.

                 "HLI Employees" shall mean those employees described in
Schedule 1.01(b).

                 "HLI Expenses" shall mean (i) all costs incurred by HLI in respect of the HLI Services, (ii) any expenses relating to fixed assets (including any costs for furniture and personal computers), (iii) any miscellaneous expenses (including, without limitation, insurance, travel and entertainment, advertising, licenses and certain fees) incurred by HLI and related to the corporate businesses of the parties hereto and (iv) any other corporate costs incurred by HLI.

                 "HLI Indemnitees" shall mean each member of the HLI Affiliated Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                 "HLI Liabilities" shall mean, collectively, (i) all the Liabilities of the HLI Affiliated Group under this Agreement, including its allocated portion of The Hartford Expenses and all the costs described in
Article II, and any of the Ancillary Agreements, (ii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Closing Time) arising out of or in connection with or otherwise relating to the management or conduct, before or after the Closing Time, of the HLI Business, (iii) 30% of the amount of all Shared Liabilities and (iv) any liabilities incurred by the Hartford (other than in respect of the Hartford Information) pursuant to the Underwriting Agreements.

                 "HLI Services" shall have the meaning specified in Section
3.01.

                 "HLI Sublicensee" shall have the meaning specified in Section 6.02(b).

                 "Hold Back Period" shall have the meaning specified in
Section 5.03.

                 "Holder" shall mean The Hartford and any Transferee.

                 "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all guarantees by such Person of Indebtedness of others, (h) all capital and operating lease obligations of such Person, (i) all obligations of such Person that would be payable in respect of rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, if such Person were to terminate such agreements and arrangements, (j) all obligations of such Person to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances and (k) all liabilities in respect of unfunded vested benefits under any pension plan. Notwithstanding the foregoing, "Indebtedness" shall not include accounts payable and accrued expenses arising in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                 "Indemnifiable Group" shall have the meaning specified in
Section 10.02(b).

                 "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions.

                 "Indemnifying Party" shall have the meaning specified in
Section 9.03.

                 "Indemnitee" shall have the meaning specified in Section 9.03.

                 "Initial Public Offering" shall mean the proposed initial public offering of Class A Common Stock as contemplated by the Form S-1.

                 "Inspectors" shall have the meaning specified in Section
5.04(j).

                 "Insurance Proceeds" shall mean the monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured.

                 "Internal Revenue Service" shall mean the United States Internal Revenue Service.

                 "International Product Period" shall have the meaning specified in Section 6.01(p)(ii).

                 "International Property Casualty Insurance Products" shall have the meaning specified in Section 6.01(d).

                 "Interruption Period" shall have the meaning specified in
Section 5.04.

                 "Investment Management Agreements" shall mean, collectively, the investment management agreements entered into prior to or following the date of this Agreement by and among certain members of the HLI Affiliated Group and certain members of The Hartford Affiliated Group.

                 "ITT" shall mean ITT Corporation, a Delaware corporation (presently constituted as ITT Industries, Inc.).

                 "ITT Agreement" shall have the meaning specified in Section 6.02(a).

                 "ITT Spin-Off" shall mean the transactions relating to the distribution of all the outstanding shares of capital stock of The Hartford by ITT Corporation to its stockholders of record on December 19, 1995.

                 "ITT Sublicense" shall have the meaning specified in Section 6.02(b).

                 "ITT Tax Allocation Agreement" shall mean the Tax Allocation Agreement dated as of November 1, 1995, between ITT Corporation, ITT Destinations, Inc. and The Hartford.

                 "Leased Properties" shall mean the properties described in
Schedule 1.01(c).

                 "Liabilities" shall mean any and all debts, liabilities and obligations (relating to performance or otherwise), absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

                 "License" shall have the meaning specified in Section 6.01(d).

                 "Managing Party" shall have the meaning specified in Section 9.04(b).

                 "Non-Qualifying Subsidiary" shall have the meaning specified in Section 6.01(e).

                 "Notice Period" shall have the meaning specified in Section 6.01(p)(i).

                 "Owned Properties" shall mean the properties described in
Schedule 1.01(d).

                 "Pass Through Basis" shall have the meaning specified in
Section 3.05(b).

                 "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Piggyback Registration" shall have the meaning specified in
Section 5.02(a).

                 "Prospectus" shall mean the prospectus or prospectuses included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

                 "Records" shall have the meaning specified in Section 7.01(a).

                 "Registrable Securities" shall mean the Common Stock and any stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 promulgated under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by HLI and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (iv) they shall have ceased to be outstanding.

                 "Registration" shall mean registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.

                 "Registration Expenses" shall mean any and all costs, fees and expenses incident to HLI's performance of or compliance with the Initial Public Offering or any other registration of securities pursuant to Article V, including, without limitation, (i) the fees, disbursements and expenses of HLI's counsel and accountants and the reasonable fees and expenses of counsel, if any, selected by the Holders in accordance with this Agreement in connection with the registration of the securities to be disposed of; (ii) all expenses, including registration and filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto, any other filing pursuant to the Securities Act or the Exchange Act in connection therewith and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (iv) transfer agent and registrar fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) any other fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding underwriting discounts and commission and transfer taxes, if any; and (x) other reasonable out-of-pocket expenses of Holders other than legal fees and expenses referred to in clauses (i) and (iv) above.

                 "Registration Indemnitee" shall have the meaning specified in
Section 9.02.

                 "Registration Statement" shall mean any registration statement of HLI (including the Form S-1) filed with the Commission under the Securities Act, including in each such case the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

                 "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

                 "Services" shall have the meaning specified in Section 3.01.

                 "Shared Liability" shall mean any Liability including the Liabilities listed on Schedule 1.01(e) of The Hartford Affiliated Group or the HLI Affiliated Group (whether arising prior to, at or following the Closing
Time)
which (i) arises out of or is in connection with or otherwise relates to the business of The Hartford or its Subsidiaries prior to the Closing Time, (ii) is not a Shared Tax Liability and (iii) is not a True Hartford Liability or True HLI Liability. For the avoidance of doubt, such term shall not include any Liability for Taxes.

                 "Shared Tax Liability" shall mean any Tax Liability described in Section 10.01.

                 "Shelf Registration" shall have the meaning specified in
Section 5.01(b).

                 "Simsbury Sublease Agreement" shall mean the Sublease
Agreement dated as of [       ], between Hartford Fire Insurance Company, a
Connecticut corporation, and HLI or another member of the HLI Affiliated Group.

                 "Sublicensee" shall have the meaning specified in Section 6.01(e).

                 "Subsidiary" shall mean any corporation, partnership, joint venture or other Person of which another person (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors of such corporation, partnership, joint venture or other Person (or Persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, joint venture or other Person shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

                 "Tax" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts.

                 "Tax Claims" shall have the meaning specified in Section 10.03(a).

                 "Tax Sharing Agreement" shall mean the Tax Sharing Agreement
dated as of [         ], between The Hartford and its Subsidiaries, including
HLI.

                 "Taxing Authority" shall mean the Internal Revenue Service or any other domestic Federal, state or local governmental authority responsible for the administration of any Tax.

                 "The Hartford Affiliated Group" shall mean, collectively, The Hartford and all its direct and indirect

Subsidiaries now or hereafter existing, other than the HLI Affiliated Group.

                 "The Hartford Benefit Plans" shall have the meanings specified in Section 3.01.

                 "The Hartford Business" shall mean the businesses of (i) those entities listed on Schedule 1.01(f), (ii) any other division, Subsidiary or investment of The Hartford Affiliated Group managed or operated as of the date of this Agreement or any prior time by any such entity unless such other division, Subsidiary or investment is listed on Schedule 1.01(a) or 1.01(e) and
(iii) entities acquired or established by or for The Hartford Affiliated Group after the date of this Agreement.

                 "The Hartford Employees" shall mean those employees described in Schedule 1.01(g).

                 "The Hartford Expenses" shall mean (i) all costs incurred by The Hartford in respect of The Hartford Services and Benefits Plans, (ii) any expenses relating to fixed assets (including any costs for furniture and personal computers), (iii) any miscellaneous expenses (including, without limitation, insurance, travel and entertainment, advertising, licenses and certain fees) incurred by The Hartford and related to the corporate businesses of the parties hereto and (iv) any other corporate costs (other than any costs relating to the Federal regular income tax liability of The Hartford's consolidated group) incurred by The Hartford.

                 "The Hartford Indemnitees" shall mean each member of The Hartford Affiliated Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                 "The Hartford Liabilities" shall mean, collectively, (i) all the Liabilities of The Hartford Affiliated Group under this Agreement and any of the Ancillary Agreements, (ii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Closing Time) arising out of or in connection with or otherwise relating to the management or conduct before or after the Closing Time of The Hartford Business, (iii) 70% of the amount of all Shared Liabilities and (iv) any liabilities incurred by The Hartford in respect of the Hartford Information pursuant to the Underwriting Agreements.

                 "Third Party Claim" shall have the meaning specified in
Section 9.04.

                 "Transferee" shall have the meaning specified in Section 5.07.

                 "Trigger Date" shall mean the date on which the members of The Hartford Affiliated Group shall cease to own, in the aggregate, 50% or more of the combined voting power of the Voting Stock then issued and outstanding, other than shares of Voting Stock held by HLI as treasury stock or by any Subsidiary of HLI.

                 "True Hartford Liabilities" shall mean the Liabilities listed in clauses (i) and (ii) of the definition of "The Hartford Liabilities" in this
Section 1.01.

                 "True HLI Liabilities" shall mean the Liabilities listed in clauses (i) and (ii) of the definition of "HLI Liabilities" in this Section 1.01.

                 "Underwriting Agreements" shall mean (i) the Underwriting
Agreement dated [      ], between HLI, The Hartford and Goldman, Sachs & Co.,
Dean Witter Reynolds Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Smith Barney, Inc., as representatives of the several underwriters named therein, and (ii) the Underwriting Agreement
dated [      ], between HLI, The Hartford and Goldman Sachs International, Dean
Witter International Limited, Merrill Lynch International, Morgan Stanley & Co. International Limited and Smith Barney Inc., as representatives of the several underwriters named therein.

                 "Voting Stock" shall mean all securities issued by HLI having the ordinary power to vote in the election of directors of HLI, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

                 SECTION 1.02. Other Definitional Provisions. The words "hereof", "hereto", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Article, Section, Exhibit or Schedule are references to Articles, Sections, Exhibits or Schedules in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                                  ARTICLE II

                         Payment of Transaction Costs

                 HLI shall pay (or, to the extent incurred by and paid for by any member of The Hartford Affiliated Group, shall promptly reimburse such member of The Hartford Affiliated Group for any and all amounts so paid) for all fees, costs and expenses incurred in connection with: (a) HLI's formation and organization, including any Taxes incurred in respect thereof; (b) the line
of credit obtained by HLI in the amount of $[   ] billion and the commercial
paper program (and any refinancing thereof); (c) the preparation and negotiation of this Agreement, any Ancillary Agreement and any other documentation, forms, applications, contracts, consents and other actions related thereto; (d) all Registration Expenses with respect to the Initial Public Offering; and (e) all expenses with respect to the offering of debt securities that HLI expects to undertake immediately following the Initial Public Offering.



                                 ARTICLE III

                                   Services

                 SECTION 3.01. Services. Beginning on the Effective Date and continuing until the termination of this Agreement pursuant to Article XII, The Hartford shall provide to the HLI Affiliated Group and HLI shall, and shall cause its Subsidiaries to, utilize the services and comply with the related standards and policies referenced in Schedule 3.01(a) (the "Hartford Services" and each, a "Hartford Service"), such schedule to be updated by the parties on an annual basis, and HLI shall provide to The Hartford Affiliated Group and The Hartford shall, and shall cause its Subsidiaries to, utilize the services referenced in Schedule 3.01(b) (the "HLI Services" and each, an "HLI Service"), such schedule to be updated by the parties on an annual basis. The Hartford Services and HLI Service are hereinafter collectively referred to as the "Services". In addition, The Hartford has agreed that (i) the HLI Employees shall continue to participate in the benefit plans and programs described in
Schedule 3.01(c) and (ii) certain HLI Employees shall continue to participate in the benefit plans described in Schedule 3.01(d) to the extent that such HLI Employees obtained rights under such benefit plans before the Effective Date or may obtain rights under such benefits plans after the Effective Date (collectively, "The Hartford Benefit Plans") and The Hartford has agreed that it shall continue to provide the Hartford Services described in Schedule 3.01(a) relating to The Hartford Benefit Plans and shall provide the Hartford Services described in

Schedule 3.01(a) relating to the benefit plans and programs described in
Schedule 3.01(e) ("the HLI Benefit Plans" and, collectively with The Hartford Benefit Plans, the "Benefit Plans"). The Hartford Services may be provided by
(i) any employee of The Hartford or its Subsidiaries (other than HLI and its Subsidiaries) or (ii) any third party designated by The Hartford, in its sole discretion after consultation with HLI; provided, however, notwithstanding any such designation by The Hartford, The Hartford shall remain responsible in all respects for the provision of the particular service or services to be provided by such designated third party. The HLI Services may be provided by any employee of HLI or its Subsidiaries.

                 SECTION 3.02. Expansion, Reduction or Termination of Services. Except as otherwise provided in Section 12.01 or as otherwise agreed in writing by the parties hereto, each of the Hartford Services provided by The Hartford and the HLI Services provided by HLI may be expanded, reduced or terminated upon the mutual agreement of the parties hereto.

                 SECTION 3.03. Payment of Expenses by The Hartford. (a) The Hartford shall pay all The Hartford Expenses incurred by The Hartford. The Hartford shall allocate the portion of The Hartford Expenses incurred on behalf of the HLI Affiliated Group pursuant to allocation methodologies determined on an annual basis by The Hartford, in its sole discretion, after consultation with HLI which evidence each such party's respective fair and reasonable share of The Hartford Expenses. With respect to those retired employees who were or would have been HLI Employees prior to the Effective Date, HLI shall reimburse The Hartford, on demand or as otherwise directed, for all costs incurred with respect to such retired employees pursuant to the Benefit Plans.

                 (b) HLI shall pay all the HLI Expenses incurred by HLI. HLI shall allocate the portion of HLI Expenses incurred on behalf of The Hartford Affiliated Group pursuant to allocation methodologies determined by The Hartford, in its sole discretion, after consultation with HLI on an annual basis which evidence each such party's respective fair and reasonable share of the HLI Expenses.

                 (c) HLI shall remit payment on a weekly basis to The Hartford on behalf of the HLI Affiliated Group for its portion of The Hartford Expenses, net of The Hartford Affiliated Group's allocated share of the HLI Expenses; provided, however, if such net payment shall be a negative amount, The Hartford shall remit payment to HLI on behalf of

The Hartford Affiliated Group for such week in an amount equal to such negative amount (taken as a positive number).

                 SECTION 3.04. Employee Benefit Plans. (a) Plans and Services. On and after the Effective Date and until the termination of this Agreement pursuant to Article XII, subject to regulatory requirements, The Hartford shall provide the Hartford Services with respect to The Hartford Benefit Plans in substantially the same manner as it administered such plans prior to the Effective Date and shall provide the Hartford Services with respect to the HLI Benefit Plans in substantially the same manner as it provides such services for The Hartford Benefit Plans, subject to The Hartford's or HLI's right, as applicable, to amend, modify and terminate such Benefit Plans pursuant to Section 3.04(b).

                 (b) Changes; Additional Services and Plan Terms. Nothing contained in this Section 3.04 shall be construed to limit the ability of The Hartford or HLI to amend, modify or terminate any of The Hartford Benefit Plans or HLI Benefit Plans, respectively, consistent with the terms of such plans, as determined in The Hartford's or HLI's sole discretion, as the case may be; provided that The Hartford or HLI, as applicable, shall provide at least 90 days' prior written notice to the other of its intention to amend, modify or terminate any Benefit Plan.

                 (c) Regulatory Matters. The Hartford and HLI agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements associated with the Benefit Plans that apply either to the other party or jointly to each party hereto. Such coordination, upon request, shall include (but is not limited to): sharing payroll data for determination of highly compensated employees, providing census information (including accrued benefits) for purposes of running discrimination tests, providing actuarial reports for purposes of determining the funded status of any plan, review and coordination of insurance and other independent third party contracts and providing for review of all summary plan descriptions, requests for determination letters, insurance contracts, Forms 5500, financial statement disclosures and plan documents.

                 SECTION 3.05. Real Property; Leases. (a) With respect to the Owned Properties, The Hartford shall, or, to the extent that another member of The Hartford Affiliated Group owns the Owned Properties, The Hartford shall cause such member to, lease to HLI or any of its Subsidiaries, or otherwise permit the continued occupancy by HLI or any of its Subsidiaries of, the space occupied in each of such

Owned Properties by the HLI Affiliated Group as of the Effective Date on such terms as may be agreed upon by the parties.

                 Each lease for, or other agreement for occupancy of, space in the Owned Properties referred to in this Section 3.05(a) shall (i) until the later of (x) the expiration of each such lease or other agreement or (y) the Trigger Date, be on payment terms which are consistent with the past cost allocation practices of The Hartford or on such other terms which are consistent with the past practice and (ii) after such date, be on a fair market value basis and on such other terms that are consistent with leases with similar rental periods and for similar properties in the relevant local real estate market.

                 (b) With respect to the Leased Properties which are leased by any member of The Hartford Affiliated Group (other than the property to be subleased to HLI or another member of the HLI Affiliated Group pursuant to the Simsbury Sublease Agreement), The Hartford shall, or, to the extent that another member of The Hartford Affiliated Group is the lessee of any such Leased Properties, The Hartford shall cause such member to, sublease (or otherwise permit the continued occupancy of) the space occupied in each of such Leased Properties by the HLI Affiliated Group as of the Effective Date to the HLI Affiliated Group (but only if and to the extent permitted by the primary lease with respect to such property) until the expiration of the primary lease with respect to such Leased Properties (or, if the HLI Affiliated Group is the occupant of all the space under a particular lease to the member of The Hartford Affiliated Group, then until one day prior to the expiration of the primary lease with respect to such Leased Properties) and on payment terms which are consistent with the past cost allocation practices of The Hartford or on such other terms which are consistent with past practice. As soon as is practicable after the Trigger Date, the portion of each lease referred to in the first sentence of this Section 3.05(b) relating to the space attributable to the HLI Affiliated Group in each of such Leased Properties shall be in each case as determined by The Hartford in its sole discretion, assigned to HLI or one of its Subsidiaries (but only if and to the extent permitted by the primary lease with respect to such property); otherwise, the HLI Affiliated Group's occupation of such shall continue on a Pass Through Basis until the expiration of the underlying lease for such Leased Properties. Notwithstanding the foregoing, should any lease in effect as of the Effective Date for any Leased Properties expire before the Trigger Date, the HLI Affiliated Group shall have the option, subject to negotiations with the lessor of each such Leased

Property, of leasing the space occupied by the HLI Affiliated Group in any such Leased Property directly from the lessor and The Hartford shall cooperate with and assist HLI in such negotiations. As used herein, "Pass Through Basis" shall mean that the occupation of any Leased Property by the HLI Affiliated Group shall be subject to all provisions and restrictions contained in, including the term of, the primary lease and the rental payments due from the HLI Affiliated Group shall be based upon the pro rata occupation of the space in such Leased Property, with an additional reasonable allocation to be made with respect to any common areas to which the HLI Affiliated Group has access.

                 (c) HLI shall, and shall cause the other members of the HLI Affiliated Group to, and The Hartford shall, and shall cause the other members of The Hartford Affiliated Group to, as the case may be, diligently negotiate in good faith the leases and subleases referred to in this Section 3.05.
Unless expressly provided to the contrary herein, to the extent that any provision in this Section 3.05 obligates a lessor to lease any property described in such provision to a lessee, such provision shall also be construed to obligate such lessee to lease such property from such lessor.

                 SECTION 3.06. Further Assurances; No Agency. In case at any time after the Effective Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or any Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, each of HLI and The Hartford shall use its commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings. However, this Agreement in and of itself creates no agency relationship between The Hartford and HLI except as may be otherwise required for purposes of this Agreement.

                 SECTION 3.07. Limitation of Liability. Except as may be provided in Articles IX and X, each member of The Hartford Affiliated Group, their respective controlling Persons, if any, and their respective directors, officers, employees, agents or permitted assigns shall not be liable to any member of the HLI Affiliated Group, their respective controlling persons, if any, and their respective directors, officers, employees, agents or permitted assigns (each, an "HLI Party") for any liabilities, claims, damages, losses or expenses, including any special, indirect, incidental or consequential damages, of an HLI Party arising in connection with this Agreement, the Hartford Services or the Benefit Plans.


                                  ARTICLE IV

                       Approval of Corporate Activities

                 Prior to the Trigger Date, neither HLI nor any of its Subsidiaries may undertake or agree to undertake any of the following actions without the prior written consent of The Hartford:

                   (i) any merger or consolidation (or equivalent transaction) of HLI or any of its Subsidiaries with or into any corporation, partnership, joint venture or any other Person, or division thereof, which merger or consolidation (or equivalent transaction) is material to HLI and its Subsidiaries taken as a whole;

                  (ii) the acquisition by HLI or any of its Subsidiaries of a majority of the issued and outstanding shares of capital stock or all or substantially all the assets of any corporation, partnership, joint venture or any other Person involving consideration or value in excess of $5 million;

                 (iii) any sale, assignment, lease, transfer or other disposition, or the pledge, mortgage or encumbrance, of assets of HLI or any of its Subsidiaries other than (w) any transaction in the ordinary course of business and consistent with past practice; (x) any acquisition, disposition or transfer of securities pursuant to investment portfolio decisions in the ordinary course of business and consistent with past practice; (y) any transaction between or among any of HLI and its Subsidiaries; or (z) any transaction, or a series of related transactions, which does not involve aggregate consideration or value in excess of $5 million;

                  (iv) any transaction, or series of related transactions, not specifically enumerated in subparagraphs (i) through (iii) above, involving aggregate consideration, value or Liabilities in excess of $10 million or that is or are otherwise material to HLI and its Subsidiaries taken as a whole;

                    (v) any transaction, or series of related transactions, that could have a material effect on The Hartford;

                   (vi) any increase or decrease in, or the reclassification of, the authorized capital stock of HLI or the creation of any class or series of capital stock of HLI;

                  (vii) the dissolution, liquidation or winding up of HLI;

                 (viii) any redemption, acquisition or issuance by HLI of any shares of its capital stock or any options, warrants or rights to acquire such capital stock or securities convertible into or exchangeable for capital stock, other than issuances in respect of and pursuant to the requirements of the 1997 Hartford Life, Inc. Restricted Stock Plan for Non-Employee Directors, the 1997 Hartford Life, Inc. Incentive Stock Plan, the 1997 Hartford Life, Inc. Deferred Restricted Stock Unit Plan and the 1997 Hartford Life, Inc. Employee Stock Purchase Plan or such other employee and director stock option, profit sharing and other benefit plans of HLI in effect from time to time;

                   (ix) the declaration or payment of dividends on or in respect of any class or series of capital stock of HLI or any other distribution to the stockholders of HLI, other than dividends on or in respect of the Common Stock consistent with HLI's dividend policy then in effect; and

                    (x) any direct or indirect act that would result, either alone or taking into account the business, operations, properties, activities and legal and regulatory status of The Hartford and HLI, in (i) The Hartford or any of its Subsidiaries (other than HLI and any of its Subsidiaries) being required to file any notice, report or other document or make any registration with, obtain any approval, consent or authorization of any governmental or regulatory agency, other than in the ordinary course of business and consistent with past practice, or otherwise becoming subject to any applicable law or regulation or (ii) any director of The Hartford being ineligible to serve or prohibited from so serving as a director of The Hartford under or pursuant to any applicable law.

                                  ARTICLE V

                             Registration Rights

                 SECTION 5.01.   Demand Registration.   (a)  The Holders shall
have the right, following the Effective Date, by written notice (a "Demand Notice") given to HLI, to request HLI to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holders; provided, however, that the aggregate number of Registrable Securities requested to be registered pursuant to any Demand Notice and pursuant to any related Demand Notices received pursuant to the following sentence shall be at least 5,000,000. Upon receipt of any such Demand Notice, HLI shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. In the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Securities to be included in such offering that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the amount of Registrable Securities to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Securities to be registered by each such Holder. The Holders as a group shall be entitled to (i) unlimited Demand Registrations prior to the Trigger Date and (ii) three Demand Registrations following the Trigger Date, less any Demand Registrations effected prior to the Trigger Date, each pursuant to this Section 5.01(a) unless any Demand Registration does not become effective or is not maintained for a period (whether or not continuous) of at least 120 days (or such shorter period as shall terminate when all the Registrable Securities covered by such Demand Registration have been sold pursuant thereto), in which case the Holders will be entitled to an additional Demand Registration pursuant hereto.

                 (b) HLI, within 45 days of the date on which HLI receives a Demand Notice given by Holders in accordance with Section 5.01(a), shall file with the Commission, and HLI shall thereafter use its best efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 promulgated under the Securities Act (a "Demand Registration").

                 (c) HLI shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 5.01 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of 120 days from the date on which the Commission declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of 180 days from the date on which the Commission declares such Registration Statement effective, in either case (x) until all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 5.01.

                 (d) HLI shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by HLI pursuant to this Section 5.01, or suspend the use of any effective Registration Statement under this Section 5.01, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if the chief executive officer or chief financial officer of HLI determines that in such officer's reasonable judgment and good faith the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving HLI or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve months shall not exceed the aggregate of (x) 180 days, minus (y) the number of days occurring during all Hold Back Periods and Interruption Periods during such consecutive twelve months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If HLI shall so postpone the filing of a Registration Statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to HLI within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 5.01). The time period for which HLI is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period". HLI shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of HLI, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with HLI's policies from time to time in effect, forbid purchases and sales in the open market by senior executives and certain other employees of HLI.

                 (e) HLI shall not include any securities that are not Registrable Securities in any Registration Statement filed pursuant to Section
5.01 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement.

                 (f) Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section
5.01 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to HLI revoking such request. The Holders of Registrable Securities who revoke such request shall reimburse HLI for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on HLI's failure to comply in any material respect with its obligations hereunder, such reimbursement shall not be required.

                 SECTION 5.02. Piggyback Registration. (a) Right To Piggyback. If at any time following the Effective Date HLI proposes to file a registration statement under the Securities Act with respect to a public offering of any of its Common Stock pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of any of the HLI Affiliated Group) or for the account of any holder of Common Stock, then HLI shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated filing date.
Such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as they may request (a "Piggyback Registration"). Subject to Section 5.02(b), HLI shall include in each such Piggyback Registration all Registrable Securities with respect to which HLI has received written requests for inclusion therein within ten days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Securities of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse HLI for the portion of the registration expenses payable with respect to the Registrable Securities so withdrawn.

                 (b) Priority on Piggyback Registrations. HLI shall permit the Holders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of HLI included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of shares of Common Stock requested to be registered by each such Holder or holder participating in such offering.

                 (c) Right To Abandon. Nothing in this Section 5.02 shall create any liability on the part of HLI to the Holders if HLI in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 5.02(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by HLI of any notice hereunder or otherwise.

                 SECTION 5.03. Hold Back Agreement. If (i) during the Effectiveness Period, HLI shall file a Registration Statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) promulgated under the Securities Act) with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior written notice, the managing underwriter or underwriters (in the case of an underwritten public offering by HLI pursuant to such Registration Statement) advises HLI in writing (in which case HLI shall notify the Holders) that a public sale or distribution of Registrable Securities would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the ten days prior to the effective date of such Registration Statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such Registration Statement and (C) if such offering is an underwritten offering, the termination in whole or in part of any "hold back" period obtained by the underwriter or underwriters in such offering from HLI in connection therewith (each such period, a "Hold Back Period").


                 SECTION 5.04. Registration Procedures. In connection with the registration obligations of HLI pursuant to and in accordance with Sections
5.01 and 5.02 (and subject to Sections 5.01 and 5.02), HLI shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto HLI shall as expeditiously as possible (but subject to Sections 5.01 and 5.02):

                 (a) prepare and file with the Commission a Registration Statement for the sale of the Registrable Securities on any form for which HLI then qualifies or which counsel for HLI shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 5.01(b), and, subject to HLI's right to terminate or abandon a registration pursuant to Section 5.02(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

                 (b) prepare and file with the Commission such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that HLI shall be deemed to have complied with this clause if it has complied with Rule 158 promulgated under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 promulgated under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), HLI shall furnish to the Holders of Registrable Securities covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

                 (c) notify the Holders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by HLI of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

                 (e) furnish to the Holder of any Registrable Securities covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the Commission, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

                 (f) prior to any public offering of Registrable Securities covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the state securities laws of such jurisdictions as the Holders of such Registrable Securities shall reasonably request in writing; provided, however, that HLI shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

                 (g) upon the occurrence of any event contemplated by paragraph
         (c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (h) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by HLI are then listed or quoted;

                 (i) on or before the effective date of such Registration Statement, provide the transfer agent of HLI for the Registrable Securities with printed certificates for the Registrable Securities covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

                 (j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of HLI and its Subsidiaries, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; and

                 (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to HLI and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Securities being sold), addressed to each selling Holder of Registrable Securities covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of HLI (and, if necessary, any other independent certified public accountants of any Subsidiary of HLI or of any business acquired by HLI for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Article IX hereof with respect to all parties to be indemnified pursuant to said Article. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

                 HLI may require each Holder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, HLI may exclude such Holder's Registrable Securities from such Registration Statement.

                 Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from HLI of the happening of any event of the kind described in Section 5.04(c)(ii), (iii),
(iv) or (v), that such Holder shall forthwith discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.04(g), or until such Holder is advised in writing by HLI that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by HLI, the Holder shall deliver to HLI (at the expense of HLI) all copies then in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

                 Each Holder of Registrable Securities covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Securities.

                 SECTION 5.05. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, HLI shall pay all Registration Expenses with respect to a particular offering (or proposed offering); provided, however, that, following the effectiveness of three Demand Registrations prior to the Trigger Date, The Hartford shall pay the Registration Expenses of any additional Demand Registrations effected prior to the Trigger Date. Notwithstanding the foregoing, the fees and expenses of any Persons retained by any Holder, other than one counsel for all such Holders, any discounts, commissions or brokers' fees or fees of similar securities industry professionals, any transfer taxes relating to the disposition of the Registrable Securities by a Holder and any internal administration and similar costs of such Holder in connection with such offering (or proposed offering) will be payable by such Holder and HLI will have no obligation to pay any such amounts.

                 SECTION 5.06.  Underwriting Requirements.  (a) Subject to
Section 5.06(b), any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

                 (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Securities to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to HLI. In the case of any underwritten offering pursuant to a Piggyback Registration, HLI shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as HLI and such institution or institutions shall determine.

                 SECTION 5.07. Transfer of Registration Rights. Any Holder may transfer all or any portion of its rights under this Article V to (i) any affiliate thereof in respect of any number of Registrable Securities or (ii) any other transferee in respect of a number of Registrable Securities owned by such Holder equal to or exceeding 5% of the outstanding Common Stock at the time of transfer (each transferee that receives such minimum number of Registrable Securities, a "Transferee"). Any transfer of registration rights pursuant to this Section 5.07 shall be effective upon receipt by HLI of (i) written notice from such Holder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from such Transferee to be bound by the terms of this Agreement. The Holders may exercise their rights hereunder in such priority as they shall agree upon among themselves.


                                  ARTICLE VI

               Trade Name and Trademark License and Sublicense

                 SECTION 6.01. Hartford Trade Name and Trademark License. (a) Hartford Fire, a wholly owned subsidiary of The Hartford, has used the term "Hartford" (the "Hartford Name") as the principal feature of its company, trade and popular name.

                 (b) Hartford Fire has used the Hartford Name and the various versions of the Hartford stag logo, including, but not limited to, those versions described in Schedule 6.01(b) hereto, as its principal trademarks for many years and is the owner of trademarks containing the terms "Hartford" and "Stag" and/or certain other trademarks listed on Schedule 6.01(b) hereto (all of the trademarks referenced in this Section 6.01(b) shall collectively be referred to herein as the "Hartford Licensed Marks"). Any reference to trademarks in this Agreement shall be construed to include service marks as well.

                 (c) Each of HLI and certain of its Subsidiaries, with the approval of Hartford Fire, has used the Hartford Name as the principal feature of their respective company, trade and popular names and desire to continue to do so after the Effective Date in a manner approved by Hartford Fire. Each of HLI and certain of its Subsidiaries, with the approval of Hartford Fire, has used the Hartford Licensed Marks and desire to continue to do so after the Effective Date in a manner approved by Hartford Fire.

                 (d) Hartford Fire hereby grants to HLI, subject to the terms, obligations, conditions and limitations set forth herein, a non-exclusive, royalty-free (except as described in Section 6.01(e) with respect to international Subsidiaries) right and license (the "Hartford License"), with the right to grant sublicenses to such Hartford Sublicensees (as defined below) as are permitted under Section 6.01(e), to use:

                 (i) the Hartford Name in its company, trade and popular names and in the company, trade and popular names of the Hartford Sublicensees; and

                 (ii) the Hartford Licensed Marks.

Said Hartford License to use the Hartford Name and Hartford Licensed Marks shall be limited to use with (x) the products sold by the investment products, life insurance and employee benefits operations of HLI and the Hartford Sublicensees, now or in the future, on a worldwide basis and (y) the property and casualty insurance products sold by HLI and the Hartford Sublicensees, now or in the future, outside of the United States and Canada (the "International Property Casualty Insurance Products").

                 (e) HLI shall be permitted to sublicense the Hartford Name and/or Hartford Licensed Marks to those of its current and future, direct or indirect affiliates in which Hartford Fire beneficially owns, directly or indirectly, at least (i) 40% of the outstanding capital stock of such affiliate if the remaining ownership is held by a single third party or (ii) 25% of such affiliate if the remaining ownership is held by more than one third party and in which HLI, through its control, can exercise a veto power over major decisions of such affiliate (each, a "Hartford Sublicensee"), provided that each Hartford Sublicensee has executed (x) a sublicense agreement to use the Hartford Name and/or Hartford Licensed Marks (a "Hartford Sublicense"), in the form attached hereto as Exhibit 6.01(e)(1), and (y) a Sublicensee Acknowledgment and Agreement (a "Hartford Sublicensee Acknowledgment and Agreement"), in the form attached hereto as Exhibit 6.01(e)(2). A royalty shall be charged to any international Subsidiary for the use of the Hartford Name and/or Hartford Licensed Marks, which shall be governed by and determined in accordance with the terms and conditions of a General Relations Agreement to be executed by HLI (or one of the HLI Subsidiaries) and the Hartford Sublicensee (a "General Relations Agreement"), in the form attached hereto as
Exhibit 6.01(e)(3). HLI shall be responsible for each Hartford Sublicensee's compliance with the terms and conditions of this Hartford License. In the event that an international Subsidiary of HLI fails to qualify as a "Hartford Sublicensee" based on the above-referenced criteria (a "Non-Qualifying Subsidiary"), the following shall apply: (i) each such Non-Qualifying Subsidiary using the Hartford Name and/or Hartford Licensed Marks as of the Effective Date shall be eligible to use the Hartford Name and/or Hartford Licensed Marks provided they have executed a Hartford Sublicense and a Hartford Sublicensee Acknowledgment and Agreement and (ii) any Non-Qualifying Subsidiary that either is not using the Hartford Name and/or Hartford Licensed Marks as of the Effective Date or becomes a Subsidiary of HLI after the Effective Date and wishes to use the Hartford Name and/or Hartford Licensed Marks may request that Hartford Fire grant it the right to use the Hartford Name and/or Hartford Licensed Marks; Hartford Fire shall consider such a request and may, on a case by case basis, in its sole discretion, agree to grant such Subsidiary the right to use the Hartford Name and/or Hartford Licensed Marks on the same terms as qualifying Hartford Sublicensees or on a more restricted basis.

                 (f) HLI hereby acknowledges, and agrees not to object to, the validity of the Hartford Name and Hartford Licensed Marks, the sole ownership thereof by Hartford Fire and the exclusive right of Hartford Fire to use and grant permission to use the Hartford Name and Hartford Licensed Marks and control the use thereof.

                 (g) HLI agrees that all goodwill and name and trademark recognition arising from the use, whether past, present or future, of the Hartford Name and Hartford Licensed Marks made by it and/or any Hartford Sublicensees in any country of the world in connection with any services offered by it and/or any Hartford Sublicensees or products sold by it and/or any Hartford Sublicensees shall inure solely to the benefit of Hartford Fire.

                 (h) HLI agrees that in using the Hartford Name and Hartford Licensed Marks it shall not represent in any way that is has any right, title or interest in or to the said Hartford Name and Hartford Licensed Marks or any registration thereof which may be granted, or in any word or mark similar thereto, whether registered or not, other than the permission granted to it under this Hartford License. HLI shall not register or attempt to register said Hartford Name and Hartford Licensed Marks either alone or in combination with any other mark, word, symbol or the like in any country in the world or aid and abet anyone else in doing so; and HLI agrees that any use, application or registration in breach of this covenant will inure solely to the benefit of Hartford Fire. HLI agrees to assign and does hereby assign all legal and equitable rights, title and interest in and to any such mark and/or applications and/or registrations to Hartford Fire.

                 (i) HLI agrees that it shall not adopt any name or mark that Hartford Fire in its reasonable judgment considers to be confusingly similar to the Hartford Name or Hartford Licensed Marks.

                 (j) HLI agrees to comply with all requirements regarding use of the Hartford Name and Hartford Licensed Marks in any country in the world in which HLI offers services thereunder.

                 (k) HLI shall, on an on-going basis, advise Hartford Fire of all foreign countries in which the Hartford Licensed Marks are being used, where such use is anticipated or where protection is desired. Hartford Fire agrees to take reasonable steps to ensure that the Hartford Licensed Marks are protected in each such foreign country.

                 (l) In any country where the law requires the recording of a licensee as a registered user or a license under any registration for the Hartford Name and Hartford Licensed Marks, HLI shall fully cooperate with Hartford Fire in effecting such recording, including the entry into and execution by HLI of all necessary documents. HLI shall similarly cooperate with Hartford Fire in withdrawing any such recording upon the expiration or termination of this Hartford License.

                 (m) HLI acknowledges and adopts Hartford Fire's high standards of quality and use, including, but not limited to, those guidelines set forth in Hartford Fire's Graphics Standards as amended from time to time. HLI agrees to maintain Hartford Fire's standards of quality and use.

                 (n) Should Hartford Fire have reason to believe that such standards of quality and use described in Section 6.01(m) have not been maintained by HLI then, at the request of Hartford Fire, HLI shall permit a knowledgeable independent expert or consultant specifically retained by Hartford Fire to have reasonable access to HLI's premises and personnel during normal working hours and HLI shall furnish or permit inspection of, at Hartford Fire's request and without charge to Hartford Fire or to such expert or consultant, all materials bearing on or used in connection with the Hartford Name and/or the Hartford Licensed Marks for the purpose of ensuring that HLI is complying with such quality standards. Any information obtained during such inspection and provided to Hartford Fire shall be limited to that which Hartford Fire deems necessary to ensure compliance with such quality standards.

                 (o) HLI shall furnish to Hartford Fire or to its authorized designee(s), at Hartford Fire's request, samples of promotional and advertising material bearing the Hartford Name or Hartford Licensed Marks generated after the Effective Date. Upon and after the Trigger Date, HLI shall be required to furnish to Hartford Fire or to its authorized designee(s) samples of promotional and advertising material bearing the Hartford Name or Hartford Licensed Marks generated after the Trigger Date. Hartford Fire shall have reasonable approval rights with respect to such materials consistent with the standards of quality and use described in Section 6.01(m).

                 (p) This Hartford License shall be perpetual, subject to the terms and conditions of this Agreement. This Hartford License is revokable by Hartford Fire only in the following circumstances:

                 (i) following the Trigger Date, and other than with respect to the use of the Hartford Name and/or Hartford Licensed Marks for the International Property Casualty Insurance Products, upon the later of the fifth anniversary of the Effective Date or the date occurring one year after receipt by HLI from Hartford Fire of written notice of Hartford Fire's intention to revoke the Hartford License, subject to the provisions of Section 6.01(r) (the period beginning on the later of the date of receipt of such written notice or the fourth anniversary of the Effective Date and ending on the first anniversary of such later date being hereinafter referred to as the "Notice Period");

                 (ii) following the Trigger Date, with respect to the use
                      of the Hartford Name and Hartford Licensed Marks for International Property Casualty Insurance Products, six months after receipt by HLI from Hartford Fire of written notice of Hartford Fire's intention to revoke the Hartford License, subject to the provisions of
                      Section 6.01(r) (such period, the "International Product Period");

                (iii) 30 days after receipt by HLI from Hartford Fire of
                      written notice of HLI's failure in any material respect to comply with or observe any provision of this Agreement, which failure shall not have been cured within such 30-day period; provided, however, that if HLI can demonstrate that, despite having used its best efforts to cure such failure within such 30-day period, it has not been able to effect such a cure, Hartford Fire may, in its sole discretion, grant HLI additional time in which to effect such a cure;

                 (iv) immediately after receipt by HLI from Hartford Fire
                      of written notice of Hartford Fire's intention to revoke the Hartford License upon any assignment, transfer or attempted assignment or transfer, either by act of HLI or by operation of law, of this Hartford License or of any of HLI's rights and obligations hereunder, without Hartford Fire's prior written consent; and

                 (v) immediately after receipt by HLI from Hartford Fire of written notice of Hartford Fire's intention to revoke the Hartford License upon the insolvency or bankruptcy of HLI, or the appointment or a receiver, trustee, liquidator or sequestrator of HLI for any reason.

                 (q) Upon receipt by HLI from Hartford Fire of written notice of revocation pursuant to Section 6.01(p), HLI shall immediately notify any Hartford Sublicensees of said revocation in writing and deliver a copy of each such written notification to Hartford Fire.

                 (r) Upon receipt by HLI from Hartford Fire of notice of revocation pursuant to Section 6.01(p)(i) or (ii), HLI shall use its best efforts, and shall cause each of the Hartford Sublicensees to use their respective best efforts, to:

                 (i) cease use of the Hartford Name and Hartford Licensed Marks as soon as reasonably practicable, but in no event later than (x) in the case of a revocation pursuant to Section 6.01(p)(i), the end of the Notice Period and (y) in the case of a revocation pursuant to Section 6.01(p)(ii), the end of the International Product Period; and

                 (ii) during either the Notice Period or the International
                      Product Period, indicate on any advertising or marketing materials bearing the Hartford Name or Hartford Licensed Marks the type of affiliation or lack thereof between HLI and The Hartford.

                 (s) By the end of the Notice Period or International Product Period pursuant to Section 6.01(p)(i) or (ii), respectively, or upon receipt by HLI of notice of revocation pursuant to Section 6.01(p)(iii), (iv) or (v) (and, with respect to Section 6.01(p)(iii), upon completion of the applicable 30-day period), HLI shall immediately cease, and shall cause any HLI Sublicensees to cease, any and all use of the Hartford Name and Hartford Licensed Marks, including, but not limited to, canceling and/or withdrawing all registrations for the Hartford Name and Hartford Licensed Marks which HLI may have had with any Secretary of State, state insurance department, regulatory agency and/or the like ("Governmental Agencies"), provided that HLI shall be given reasonable time extensions if HLI can demonstrate that, despite its good faith efforts to cause such cancellation and/or withdrawal, the applicable Governmental Agencies have not effected such cancellation or withdrawal as of the end of the Notice Period.

                 (t) HLI agrees to promptly notify Hartford Fire of any adverse use of the Hartford Name and/or Hartford Licensed Marks or terms identical with or confusingly similar to the Hartford Name and/or Hartford Licensed Marks and agrees to take no action of any kind with respect thereto except with the express written authorization of Hartford Fire. The determination of whether or not to take legal action shall lie in the sole discretion of Hartford Fire.

                 (u) HLI agrees to indemnify, defend and hold harmless Hartford Fire and its Subsidiaries, and their respective employees, officers, directors and agents, from and against any and all claims, demands, suits, actions, damages and judgments brought or obtained by a third party of whatever type or kind arising out of any use of the Hartford Name or Hartford Licensed Marks by HLI or any Hartford Sublicensee, or any breach by HLI or any Hartford Sublicensee of any of the terms and conditions of this Hartford License or any Hartford Sublicense, as applicable; provided, however, that Hartford Fire shall cooperate with and assist HLI with respect to any such claim by (i) promptly notifying HLI of any such claim, (ii) agreeing to be defended by counsel of HLI's choice and to any reasonable settlement proposed by HLI and (iii) promptly providing to HLI any reasonably requested documents in its possession, custody or control. HLI shall reimburse Hartford Fire for all expenses reasonably incurred in effecting such cooperation.

                 (v) Hartford Fire agrees to indemnify, defend and hold harmless HLI and its Subsidiaries, and their respective employees, officers, directors and agents, from and against any and all claims, demands, suits, actions, damages and judgments brought or obtained by a third party of whatever type or kind arising out of any use of the Hartford Name or Hartford Licensed Marks by Hartford Fire or any of its Subsidiaries (other than HLI and its Subsidiaries), any breach by Hartford Fire or any of its Subsidiaries (other than HLI and its Subsidiaries) of any of the terms and conditions of this Hartford License or any Hartford Sublicense, as applicable, or any and all claims that arise out of an assertion that use of the Hartford Name or Hartford Licensed Marks infringes the trademarks or tradenames of a third party; provided, however, that HLI shall cooperate with and assist Hartford Fire with respect to any such claim by (i) promptly notifying Hartford Fire of any such claim, (ii) agreeing to be defended by counsel of Hartford Fire's choice and to any reasonable settlement proposed by Hartford Fire and (iii) promptly providing to Hartford Fire any reasonably requested documents in its possession, custody or control. Hartford Fire shall reimburse HLI for all expenses reasonably incurred in effecting such cooperation.

                 (w) This Hartford License and any part thereof may be transferred or assigned by Hartford Fire without the consent of HLI and shall inure solely to the benefit of Hartford Fire's successors or assigns.

                 (x) This Hartford License shall be assignable by HLI subject to the prior written consent of Hartford Fire. Hartford Fire shall be under no obligation to grant such written consent if, in Hartford Fire's sole discretion, such assignment may jeopardize or otherwise be detrimental to the valuable good will and reputation that Hartford Fire enjoys in the Hartford Name and/or Hartford Licensed Marks. HLI acknowledges that any such assignment shall be subject to all the terms and conditions in this Hartford License, including, but not limited to, the termination provisions and the third party beneficiary right of Hartford Fire to enforce the terms of the Hartford License.

                 SECTION 6.02.  ITT Trade Name and Trademark Sublicense.

                 (a) Each of Hartford Fire and ITT Sheraton is a party to a Trade Name and Service Mark License Agreement effective as of November 1, 1995 (the "ITT Agreement"), a copy of which is attached hereto as Exhibit 6.02(a), pursuant to which ITT Sheraton licensed to Hartford Fire the right to use the ITT Name and ITT Marks (as defined in

Sections 1.01(p) and (o), respectively, of the ITT Agreement), in accordance with the terms and conditions of the ITT Agreement, including the right to grant sublicenses to certain Hartford Fire subsidiaries that qualify as "ITT Hartford Sublicensees" pursuant to Section 1.01(w) of the ITT Agreement.

                 (b) Hartford Fire agrees to sublicense to HLI and/or any of HLI's Subsidiaries that qualify as ITT Hartford Sublicensees pursuant to
Section 1.01(w) of the ITT Agreement (each, an "HLI Sublicensee") the right to use the ITT Name and/or ITT Marks in the same manner and to the same extent as was granted to Hartford Fire pursuant to the ITT Agreement, in accordance with the terms and conditions of the ITT Agreement, provided that HLI and each of HLI's Subsidiaries desiring to use the ITT Name and/or ITT Marks shall have executed (i) a Sublicense Agreement to use the ITT Name and/or ITT Marks (an "ITT Sublicense"), in the form attached hereto as Exhibit 6.02(b)(1), and (ii) a Sublicensee Acknowledgment and Agreement, in the form attached hereto as
Exhibit 6.02(b)(2). A royalty shall be charged to any international Subsidiary for the use of the ITT Name and/or ITT Marks, which shall be governed by and determined in accordance with the terms and conditions of the General Relations Agreement to be executed by HLI (or one of the HLI Subsidiaries) and the HLI Sublicensee, in the form attached hereto as Exhibit 6.01(e)(3).

                 (c) An international Subsidiary of HLI that fails to qualify as an "ITT Hartford Sublicensee" pursuant to Section 1.01(w) of the ITT Agreement based on the criteria specified in the ITT Agreement, but desires to use the ITT Name and/or ITT Marks, may request that Hartford Fire grant it the right to use the ITT Name and/or ITT Marks; Hartford Fire and ITT Sheraton shall consider such a request and may, on a case by case basis, in their sole discretion, agree to grant such Subsidiary the right to use the ITT Name and/or ITT Marks on the same terms as the HLI Sublicensees or on a more restricted basis.

                 (d) Each ITT Sublicense granted by Hartford Fire to HLI and/or any of HLI's Subsidiaries shall terminate on the earlier of (i) the earliest termination date specified in the ITT Agreement and (ii) the Trigger Date; provided, however, that if HLI provides an indemnity to The Hartford to cover any resulting liabilities in the form of Exhibit 6.02(d), HLI may elect to have each ITT Sublicense terminate only upon the earliest termination date specified in the ITT Agreement.

                                 ARTICLE VII

                                 Information

                 SECTION 7.01. Provision of Corporate Records. (a) Subject to applicable law and privileges, from and after the Effective Date, upon the prior written request by The Hartford for specific and identified agreements, documents, books, records or files, including, without limitation, computer files, microfiche, tape recordings and photographs (collectively, "Records"), relating to or affecting The Hartford, HLI shall arrange, as soon as reasonably practicable following the receipt of such written request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of HLI or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

                 (b) Subject to applicable law and privileges, from and after the Effective Date, upon the prior written request by HLI for specific and identified Records relating to or affecting HLI, The Hartford shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of The Hartford or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

                 SECTION 7.02. Access to Information. (a) Subject to applicable law and privileges, from and after the Effective Date, each of HLI and The Hartford shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party.

                 (b) Subject to applicable law and privileges, from and after the Effective Date, each of HLI and The Hartford shall provide to the other, promptly following such time at which such documents shall be filed with the Commission, all documents that shall be filed by it and any of its Subsidiaries with the Commission pursuant to the periodic and interim reporting requirements of the Exchange Act.

                 SECTION 7.03. Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to another party hereto pursuant to this
Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

                 SECTION 7.04. Confidentiality. Each of HLI and The Hartford shall not use or permit the use of (without the prior written consent of the other party) and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other party in its possession, its custody or under its control (except to the extent that (x) such information has been in the public domain through no fault of such party,
(y) such information has been later lawfully acquired from other sources by such party or (z) this Agreement or any other Ancillary Agreement permits the use or disclosure of such information), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except as necessary to such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege may be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to immediately consult with the other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                                 ARTICLE VIII

                 Assumption and Satisfaction of Liabilities;
               Rights and Assets Relating to Shared Liabilities

                 (a) From and after the date hereof, (i) The Hartford shall assume, pay, perform and discharge all The Hartford Liabilities and (ii) HLI shall assume, pay, perform and discharge all HLI Liabilities.

                 (b) The parties hereto shall be entitled to share in any rights and assets (including recoveries, claims and proceeds of asset sales) that relate to Shared Liabilities (including Insurance Proceeds received under any Insurance to the extent such Insurance Proceeds are allocable among the parties) in the same proportion as Shared Liabilities shall be allocated between such parties.


                                  ARTICLE IX

                               Indemnification

                 SECTION 9.01. General Cross Indemnification. (a) Except as otherwise specifically set forth in any provision of this Agreement, including
Article X of this Agreement relating to Tax Claims, or of any Ancillary Agreement, as of the Effective Date, The Hartford shall indemnify, defend and hold harmless the HLI Indemnitees from and against any and all Indemnifiable Losses of the HLI Indemnities arising out of, by reason of or otherwise in connection with (i) The Hartford Liabilities, (ii) the breach by The Hartford or any of its Subsidiaries (other than HLI and its subsidiaries) of any provision of this Agreement or any Ancillary Agreement and (iii) any third party claims that any employee of any member of The Hartford Affiliate Group acted with gross negligence or willful misconduct in connection with the performance of the Hartford Services or the administration of The Hartford Benefit Plans, except to the extent that Indemnifiable Losses were caused directly or indirectly by acts or omissions of any member of the HLI Affiliated Group; provided, however, that in the case of any of The Hartford Benefit Plans, such member of the HLI Affiliated Group's right of indemnification shall also extend to claims of HLI Employees but shall not extend to any Indemnifiable Losses that otherwise would have been owed in the absence of such gross negligence or willful misconduct.

                 (b) Except as otherwise specifically set forth in any provision of this Agreement or any Ancillary Agreement, including Article X of this Agreement relating to Tax

Claims, HLI shall indemnify, defend and hold harmless The Hartford Indemnitees from and against any and all Indemnifiable Losses arising out of, by reason of or otherwise in connection with (i) the HLI Liabilities, (ii) any breach by HLI or any of its Subsidiaries of any provision of this Agreement or any Ancillary Agreement, (iii) obligations or liabilities of any member of The Hartford Affiliated Group, in whatever form, under or in respect of any guarantees entered into by such member for the benefit of any member of the HLI Affiliated Group and (iv) any third party claims that any member of the HLI Affiliated Group acted with gross negligence or willful misconduct in connection with the HLI Services or the administration of the HLI Benefit Plans, except to the extent that Indemnifiable Losses were caused directly or indirectly by acts or omissions of any member of The Hartford Affiliated Group; provided, however, that in the case of any of the HLI Benefit Plans, such member of The Hartford Affiliated Group's right of indemnification shall also extend to claims of The Hartford Employees but shall not extend to any Indemnifiable Losses that otherwise would have been owed in the absence of such gross negligence or willful misconduct.

                 (c) The indemnity agreement contained in this Section 9.01 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

                 SECTION 9.02. Registration Statement Indemnification. (a) HLI shall indemnify and hold harmless, to the full extent permitted by law, The Hartford and its Subsidiaries (other than any of the HLI Affiliated Group) in respect of the Registration Statement and Prospectus in connection with the Initial Public Offering, Holders of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, employees and agents of each of them, each Person who controls any of them (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees and agents of each such controlling Person (each, a "Registration Indemnitee"), from and against any and all Indemnifiable Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same is based on written information furnished to HLI by or on behalf of any Registration Indemnitee specifically for inclusion therein; provided, however, that HLI shall not be liable to any such Registration Indemnitee to the extent that any such Indemnifiable Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of HLI with copies of the Prospectus, such Registration Indemnitee failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Registration Indemnitee to the Person asserting the claim from which such Losses arise and
(ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further that HLI shall not be liable in any such case to the extent that any such Indemnifiable Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of HLI with copies of the Prospectus as so amended or supplemented, such Registration Indemnitee thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities. This indemnity agreement will be in addition to any liability that HLI may otherwise have.

                 (b) In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to HLI in writing such information as HLI reasonably requests in connection with such Registration Statement or the related Prospectus and shall indemnify and hold harmless, to the full extent permitted by law, HLI, its officers, directors, employees and agents, each Person who controls HLI (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees or agents of such controlling Persons, to the same extent as the foregoing indemnity from HLI to each Registration Indemnitee described in Section 9.02(a), but only with reference to written information relating to such Holder furnished to HLI by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Holder may otherwise have.

                 SECTION 9.03.  Limitations on Indemnification Obligations.
The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 9.01 or 9.02, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

                 SECTION 9.04. Procedures for Indemnification. (a) Third Party Claims (other than in respect of Shared Liabilities). If a claim or demand is made against an Indemnitee by any Person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                 If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

                 If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, then in no event shall the Indemnitee admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge.

                 Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                 This Section 9.04(a) shall govern all claims under this
Article IX for indemnification against Third Party Claims except Third Party Claims in respect of Shared Liabilities, as to which Section 9.04(b) shall govern.

                 (b) Third Party Claims in Respect of Shared Liabilities. If a Third Party Claim in respect of a Shared Liability is made against an Indemnitee, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent an Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Parties, promptly (and in any event within 15 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                 The Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim subject to the following provisions of this paragraph. Without limiting the terms of Section 9.01 or 9.02, as applicable, the Indemnitee and Indemnifying Party shall use commercially reasonable efforts to agree as soon as reasonably practicable upon a party (the "Managing Party") which shall have management and administrative responsibility in respect of the Third Party Claim against the Indemnitee. Such management and administrative responsibility shall entail the defense of such Third Party Claim, negotiation with claimants and potential claimants (subject to the limitations in the following paragraph) and other reasonably related activities. If the Indemnifying Party acknowledges in writing its obligations to indemnify the Indemnitee for the Third Party Claim to the extent contemplated by this Agreement, and the Indemnifying Party is selected as the Managing Party, such Indemnifying Party may assume the defense thereof with counsel selected by such Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. If there is a Managing Party and such party conducts the defense of the Third Party Claim, the legal or other expenses in respect of such Third Party Claim incurred by or on behalf of any Person other than such Managing Party shall not be Indemnifiable Losses for purposes of this Agreement; provided, however, the Indemnifying Party shall be liable for fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party, in its capacity as Managing Party, has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of such Third Party Claim as provided above), but only to the extent contemplated by the final paragraph of this Section 9.04(b). If there is a Managing Party and such party conducts the defense of the Third Party Claim, the Managing Party shall control the defense of such Third Party Claim, although the Indemnitee (if not the Managing Party) shall have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Managing party. The Indemnitee and the Indemnifying Party shall cooperate with any Managing Party and each other in the defense or prosecution of such Third Party Claim.

                 If the Indemnifying Party acknowledges in writing liability for such Third Party Claim to the extent contemplated by this Agreement, then in no event shall the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for such Third Party Claim, the Indemnitee shall agree to any settlement, compromise or discharge of such Third Party Claim that the Managing Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim (or portion thereof, as applicable) and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligations with respect to such

Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of such Indemnifying Party in connection with such settlement, compromise or discharge.

                 Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of such Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim to the extent contemplated by this Agreement) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages as contemplated above.

                 Legal and other expenses incurred in connection with each such Third Party Claim which are Indemnifiable Losses shall be shared by the parties in the same proportions in which the related Shared Liability is shared.

                 SECTION 9.05. Indemnification Payments. Indemnification required by this Article IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

                 SECTION 9.06. Other Adjustments. (i) The amount of any Indemnifiable Loss shall be (x) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (y) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

                 (ii) In addition to any adjustments required pursuant to
Section 9.04 or clause (i) of this Section 9.06, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.


                                  ARTICLE X

                             Tax Indemnification

                 SECTION 10.01. ITT Spin-Off. To the extent The Hartford is liable to make any payments to ITT Industries, Inc., or to any Taxing Authority, for any Tax Liability pursuant to the ITT Tax Allocation Agreement and the allocation among The Hartford Affiliated Group and the HLI Affiliated Group of liability for any such payment is not otherwise provided for under the Tax Sharing Agreement (or any predecessor version thereof) (each, a "Shared Tax Liability"), 70% of each such Shared Tax Liability shall be an obligation of the Hartford and 30% of each such Shared Tax Liability shall be an obligation of the HLI. Shared Tax Liabilities shall include, but not be limited to, any Tax Liability (i) pursuant to paragraph 15 of the ITT Tax Allocation Agreement and (ii) of or with respect to any business listed on Schedule 1.01(d) of the Distribution Agreement dated as of November 1, 1995, among ITT Corporation, ITT Destinations, Inc. and The Hartford (as provided in paragraphs 8(d) and (g) of the ITT Tax Allocation Agreement). HLI shall make, or shall cause its Subsidiaries to make, payment with respect to any such Shared Tax Liability in accordance with Section 10.03(c).

                 SECTION 10.02. Intercompany Transfers of Property and Services. (a) Any sales or use tax arising from or imposed upon the transfer of property or services by The Hartford or any of its Subsidiaries (other than HLI and its Subsidiaries) to HLI or any of its Subsidiaries, or by HLI or any of its Subsidiaries to The Hartford or any of its Subsidiaries (other than HLI and its Subsidiaries), after the Effective Date shall be the liability of the company receiving such property or services.

                 (b) Any payroll tax attributable to 1997 that arises from the employment by HLI after the Effective Date of individuals who performed services for HLI or any of its Subsidiaries during 1997 shall be the liability of HLI.

                 (c) HLI shall, and shall cause its Subsidiaries, or The Hartford shall, and shall cause its Subsidiaries (other than HLI and its Subsidiaries) (each group, an "Indemnifiable Group"), as applicable, to indemnify the other Indemnifiable Group for any taxes, including interest and penalties thereon (regardless of which Indemnifiable Group member taxes are imposed upon), attributable to, or otherwise arising as a result of, the exercise by the Internal Revenue Service, or any other governmental revenue authority, of the authority granted under Section 482 of the Internal Revenue Code or any similar statutory provision, to distribute, apportion or allocate gross income, deductions, credits or allowances between or among The Hartford Affiliated Group and the HLI Affiliated Group, as applicable.

                 SECTION 10.03. Special Procedures Regarding Tax Claims. (a) Any claims for indemnification arising under Section 10.01 or 10.02 are hereinafter referred to as "Tax Claims".

                 (b) Articles II and IV of the Tax Sharing Agreement shall govern all Tax controversies with respect to all Tax Claims, notwithstanding any inconsistency between any of the provisions of this Agreement and Articles II and IV of the Tax Sharing Agreement. Further, Section 5.2 of the Tax Sharing Agreement shall govern the meaning, interpretation, application or enforceability of any of the provisions of this Agreement with respect to Tax Claims, notwithstanding any inconsistency between any of the provisions of this Agreement and Section 5.2 of the Tax Sharing Agreement.

                 (c) Indemnification required by this Article X shall be made within 24 hours of receipt of a written request from an indemnifiable party. Such indemnifiable party shall attach to such written request documentation in support of such Tax Claim.

                 (d) The amount of any indemnification payment in respect of any Tax Claim shall be (x) increased to take account any net Tax cost actually incurred by the Indemnitee arising from any indemnification payments received from the Indemnifying Party (grossed up for such increase) and (y) reduced to take account of any immediate net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such indemnification payment. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment in respect of any Tax Claim or the incurrence or payment of any indemnification payment in respect of any Tax Claim.

                 (e) If the amount of any indemnification claim in respect of any Tax Claim shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any indemnification payments received from such Indemnifying

Party pursuant to this Agreement in respect of any Tax Claim.


                                  ARTICLE XI

                               Acknowledgments

                 SECTION 11.01. ITT Spin-Off Distribution Agreement. HLI hereby acknowledges and agrees to be bound by the terms of all agreements related to the ITT Spin-Off including but not limited to the Distribution Agreement, to the same extent as The Hartford.

                 SECTION 11.02. Intercompany Distribution Arrangement. The Hartford hereby acknowledges and agrees that HLI shall have the exclusive right to distribute the following of its products through the Hartford: stop loss, terminal funding and structured settlements and such additional HLI products as determined by mutual agreement between HLI and The Hartford. The Hartford also will not solicit or encourage any of its independent agents to (x) sell or endorse any products of another company similar in type and nature to such HLI products described above or (y) transfer any of such independent agents' in force business with respect to such HLI products to the products of another company.



                                 ARTICLE XII

                              Term of Agreement

                 SECTION 12.01. Termination. (a) Except as otherwise provided in this Article XII or as otherwise agreed in writing by the parties hereto, this Agreement shall be subject to termination by either The Hartford or HLI, upon six months' prior written notice, after the Trigger Date.

                 (b) The Hartford may, at its option, terminate this Agreement as it relates to any Hartford Service provided in connection with any HLI Benefit Plan if The Hartford would otherwise be required to provide such Hartford Service and such Hartford Service is not substantially similar to a corresponding plan or program of The Hartford (as such plans and programs of The Hartford exist from time to time) or if the method of delivering a Hartford Service would no longer be substantially similar to the manner in which such Hartford Service was delivered to the HLI Affiliated Group, as such delivery may change from time to time.

                 (c) The Hartford may terminate any Hartford Service at any time if HLI shall have failed to perform any of its material obligations under this Agreement relating to any such Hartford Service, The Hartford has notified HLI in writing of such failure and such failure shall have continued for a period of 60 days after receipt by HLI of notice of such failure.

                 (d) HLI may terminate any HLI Service at any time if The Hartford shall have failed to perform any of its material obligations under this Agreement relating to any such HLI Service, provided HLI has notified The Hartford in writing of such failure and such failure shall have continued for a period of 60 days after receipt by The Hartford of notice of such failure.

                 SECTION 12.02. Effect of Termination. (a) Other than as required by law, upon termination of any Service pursuant to Section 12.01, and upon termination of this Agreement in accordance with its terms, The Hartford or HLI, as applicable, will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and HLI or The Hartford, as applicable, shall have no obligation to pay any costs relating to such Services or make any other payments hereunder; provided that notwithstanding any such termination (i) HLI and/or The Hartford, as applicable, shall remain liable to The Hartford and/or HLI, as applicable, for costs owed and payable in respect of Services provided prior to the effective date of such termination or any costs attributable to, arising out of or in connection with such termination (including, but not limited to, severance costs, long-term lease obligations and rent) and, for the avoidance of ambiguity, The Hartford and HLI each acknowledge that any such termination costs shall not be deemed to be Shared Liabilities, and (ii) The Hartford and/or HLI, as applicable, shall continue to charge HLI and/or The Hartford, as applicable, for administrative and program costs relating to benefits provided after but incurred prior to the termination of any Service and other services required to be provided after the termination of such Service and HLI and/or The Hartford, as applicable, shall be obligated to pay such costs in accordance with the terms of this Agreement.

                 (b) Following termination of any Service under this Agreement, The Hartford and HLI agree to cooperate in providing for an orderly transition of such Service to HLI or The Hartford, as applicable, or to a successor service provider. Without limiting the foregoing, The Hartford agrees to (i) provide to HLI, within 90 days of the termination all Services in respect of any HLI Benefit

Plans, with copies in a format designated by The Hartford, of all records relating directly or indirectly to benefit determinations of the HLI Affiliated Group, including, but not limited to, compensation and service records, correspondence, plan interpretive policies, plan procedures, administration guidelines, minutes or any data or records required to be maintained by law and
(ii) work with HLI in developing a reasonable transition schedule.

                 SECTION 12.03. Survival of Termination. Notwithstanding any provisions in this Agreement to the contrary, any obligations of or covenants and agreements made by each of The Hartford, HLI and Hartford Fire under this
Article XII and Articles V, VI, VIII, IX and X and Sections 3.03 and 7.02 shall survive (i) the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and (ii) the termination of this Agreement, and shall continue in full force and effect (subject to the terms of such provisions).


                                 ARTICLE XIII

                                Miscellaneous

                 SECTION 13.01. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, such Exhibit or Schedule shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

                 SECTION 13.02. Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements. In the event of any inconsistency between this Agreement and any Ancillary Agreement, the terms of such Ancillary Agreement shall govern.

                 SECTION 13.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 13.04. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                 To HLI:

                          200 Hopmeadow Street
                          Simsbury, CT 06089

                          Attention: Lynda Godkin, General Counsel

                          Telephone: (860) 843-3153
                          Facsimile: (860) 843-8665

                 To The Hartford:

                          Hartford Plaza
                          Hartford, CT 06115

                          Attention: Michael S. Wilder, General Counsel

                          Telephone: (860) 547-5484
                          Facsimile: (860) 547-6845

                 SECTION 13.05. Waivers. The failure of either party to require strict performance by the other party of any provision in this Agreement shall not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                 SECTION 13.06. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

                 SECTION 13.07. Assignment. This Agreement shall be assignable, other than as provided in Section 6.01(x), in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other party to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                 SECTION 13.08. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

                 SECTION 13.09. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements, covenants and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Effective Date.

                 SECTION 13.10. Third Party Beneficiaries. Except as provided in Article IX relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and affiliates and should not be deemed to confer upon or entitle any third party, including employees of The Hartford or HLI (other than as provided in Sections 9.01(a) and (b)), any remedy, claim, liability, benefit, reimbursement, compensation, claim of action or otherwise establish or create any rights on the part of such third party in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to restrict or limit The Hartford or HLI, as applicable, in the exercise of its rights or the fulfillment of its duties as a plan sponsor.

                 SECTION 13.11. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

                 SECTION 13.12. Title and Headings. Titles and headings to section herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 13.13. Schedules and Exhibits. The Schedules and Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                 SECTION 13.14. Specific Performance. Each of the parties hereto acknowledges that there is no adequate remedy at law for failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

                 SECTION 13.15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

                 SECTION 13.16. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by United States registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 13.16. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or preceding arising out of this Agreement or the transaction contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                 SECTION 13.17. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                        ITT HARTFORD GROUP, INC.,

                                         by

                                           -------------------------------------
                                           Name:
                                           Title:


                                        HARTFORD LIFE, INC.,

                                         by

                                           -------------------------------------
                                           Name:
                                           Title:


                                        HARTFORD FIRE INSURANCE
                                        COMPANY, with respect to
                                        Articles VI and XII,

                                         by
                                           -------------------------------------
                                           Name:
                                           Title: